EXHIBIT 5.1


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                                                                    Exhibit 5.1


                            MAURICE J. BATES, L.L.C.
                                 ATTORNEY AT LAW
                           8214 WESTCHESTER, SUITE 500
                               DALLAS, TEXAS 75225

                            Telephone (214) 692-3566
                               Fax (214) 987-2091

                                  July 15, 1997

Digital Data Networks, Inc.
3102 Maple Avenue, Suite 230
Dallas, Texas 75201

         Re: Registration Statement on Form SB-2
         File No. 333-17693

Gentlemen:

         I have acted as counsel to Digital Data Networks, Inc., a Washington corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, (the "Securities Act"), of (i) 79,738 shares of common stock, no par value, (the "Common Stock") to be offered by certain Selling Security holders, (ii) 115,000 Underwriters Stock Warrants and 115,000 shares of Common Stock underlying such Underwriters Stock Warrants, and (iii) 160,000 Underwriters' Warrants and 160,000 shares of Common Stock underlying such Underwriters Warrants. The Registration Statement also relates to the offer and sale of 1,840,000 shares of Common Stock (the "Warrant Shares") underlying 1,840,000 Common Stock Purchase Warrants (the "Warrants") issued by the Company in its initial public offering in February 1996, which Warrant Shares and Warrants were registered in such initial public offering.

         A registration statement on Form SB-2 (SEC File No. 333-17693) was filed with the Securities and Exchange Commission on December 12, 1996 (the "Registration Statement") and Amendment No. 1 thereto is being filed herewith. In connection with rendering this opinion I have examined executed copies of the Registration Statement and all exhibits thereto and Amendment No. 1 and all exhibits thereto. I have also examined and relied upon the original, or copies certified to my satisfaction, of (i) the Articles of Incorporation, as amended, and the By-laws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities, and related matters, and (iii) such other agreements and instruments relating to the Company as I deemed necessary or appropriate for purposes of the opinion expressed herein. In rendering such opinion, I have made such further investigation and inquiries relevant to the transaction contemplated by the Registration Statement as I have deemed necessary to the opinion expressed herein, and I have relied, to the extent I deemed reasonable, on certificates and certain other information provided to me by officers of the


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                                                                    Exhibit 5.1
Digital Data Networks, Inc.
July 15, 1997
Page 2


Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge.

         Furthermore, in rendering my opinion, I have assumed that the signatures on all documents examined by me are genuine, that all documents and corporate record books submitted to me as originals are accurate and complete, and that all documents submitted to me are true, correct and complete copies of the originals thereof.

         Based upon the foregoing, I am of the opinion that the shares of Common Stock to be offered by the Selling Security holders, the shares of Common Stock issuable upon exercise of warrants held by certain Selling Security holders, the Underwriters' Warrants and Underwriters' Stock Warrants and the shares of Common Stock issuable under such Underwriters' Warrants and Underwriters' Stock Warrants and the Warrant Shares have been duly authorized for issuance and sale and the shares of Common Stock issuable upon exercise of the Selling Security holders warrants, the Warrants, the Underwriters' Warrants and the Underwriters' Stock Warrants, when issued by the Company, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                       Very truly yours,

                                                       Maurice J. Bates, L.L.C.

                                                       /s/

                                                       By Maurice J. Bates


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